EXHIBIT 99.4
NOTICE OF GUARANTEED DELIVERY
AUTONATION, INC.
offer to exchange all outstanding
floating rate senior notes due 2013
for
floating rate senior notes due 2013 which have been registered under the Securities Act of 1933, as amended
and
7% senior notes due 2014
for
7% senior notes due 2014 which have been registered
under the Securities Act of 1933, as amended
        This form or one substantially equivalent hereto must be used to accept the exchange offer of AutoNation, Inc. (the “Company”) made pursuant to the prospectus, dated                    , 2006 (the “prospectus”), if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Wells Fargo Bank, N.A., as exchange agent (the “exchange agent”), prior to 5:00 P.M., New York City time, on the expiration date of the exchange offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the exchange agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender the outstanding floating rate restricted notes due April 15, 2013 or fixed rate restricted notes due April 15, 2014 of the Company (together, the “restricted notes”) pursuant to the exchange offer, a completed, signed and dated letter of transmittal (or facsimile thereof or agent’s message in lieu thereof) must also be received by the exchange agent prior to 5:00 P.M., New York City time, on the expiration date. Terms not defined herein shall have the respective meanings ascribed to them in the prospectus.
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON                         , 2006, UNLESS EXTENDED.
The exchange agent for the exchange offer is:
Wells Fargo Bank, N.A.

By Registered and Certified Mail: Wells Fargo Bank , N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	By Overnight Courier or Regular Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	By Hand Delivery: Wells Fargo Bank, N.A. Corporate Trust Services 608 2nd Avenue South Northstar East Building — 12th Floor Minneapolis, MN 55402
Or
By Facsimile Transmission:
(612) 667-6282
Telephone:
(800) 344-5128
      Delivery of this instrument to an address other than as set forth above, or transmission of this instrument via facsimile other than as set forth above, will not constitute a valid delivery.

EXHIBIT 99.4
Ladies and Gentlemen:
      Upon the terms and conditions set forth in the prospectus and the accompanying letter of transmittal, the undersigned hereby tenders to the Company the principal amount of restricted notes set forth below pursuant to the guaranteed delivery procedure described in “The exchange offer — Guaranteed delivery procedures” section of the prospectus.

Principal amount at maturity of floating rate restricted notes tendered:*	Principal amount at maturity of fixed rate restricted notes tendered:*

If floating rate restricted notes will be delivered by book-entry transfer to the Depository Trust Company, provide account number:	If fixed rate restricted notes will be delivered by book- entry transfer to the Depository Trust Company, provide account number:

Total principal amount at maturity represented by floating rate restricted notes certificate(s):	Total principal amount at maturity represented by fixed rate restricted notes certificate(s):

$	$

Account number	Account number

* Must be in denominations of principal amount of $1,000 and any integral multiple thereof.
Please sign here**

X

X

Signature(s) of owner(s) or authorized signatory	Date
Area code and telephone number:

** Must be signed by the holder(s) of restricted notes as their name(s) appear(s) on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.
Please print name(s) and address(es)
Name(s):

Capacity:

Address(es):

      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Guarantee
(Not to be used for signature guarantees)
      The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the principal amount of restricted notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such restricted notes into the exchange agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The exchange offer — Guaranteed delivery procedures” section of the prospectus, together with one or more properly and duly executed letters of transmittal (or facsimile thereof or agent’s message in lieu thereof) and any required signature guarantee and any other documents required by the letter of transmittal, will be received by the exchange agent at the address set forth above, no later than three New York Stock Exchange trading days after the expiration date.

Name of firm:	(Authorized signature)

Address:	Name: (Please print or type)

Zip code:	Title:

Dated:	Telephone number: